UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 31, 2011
CORNERSTONE CORE PROPERTIES REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-52566 (Commission File Number)	73-1721791 (I.R.S. Employer Identification Number)
1920 Main Street, Suite 400
Irvine, California 92614
(Address of principal executive offices)
(949) 852-1007
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Cornerstone Core Properties REIT, Inc. • 1920 Main Street, Suite 400 • Irvine, California 92614

Toll-free (877) 805-3333 • Local (949) 852-1007 • www.CREfunds.com

Securities Offered Through Pacific Cornerstone Capital, Inc. Member FINRA and SIPC

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On August 31, 2011, we became obligated under a purchase and sale agreement (the “Agreement”) in connection with the sale of the 2111 South Industrial Park (the “Property”) by J3 Harmon, L.L.C. (“Buyer”), a non-related party, for a purchase price of $950,000. Except with respect to specific contingencies, the Buyer does not have the right to terminate the agreement without our consent.
     The material terms of the agreement provide for: (i) an initial deposit from the Buyer in the amount of $50,000 that funded immediately upon execution of the Agreement and shall be credited to the purchase price of the property and is non-refundable except in limited circumstances; (ii) a property inspection period that expires on September 30, 2011 during which time the Buyer can terminate the Agreement at any time within the period by delivering written notice to us; (iii) a closing date for the sale of the Properties that shall occur on or before November 1, 2011. The Agreement also contains additional covenants, representations and warranties that are customary of real estate purchase and sale agreements.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
d) Exhibits

10.1	Purchase and Sale Agreement dated August 31, 2011 by and between the Company and J3 Harmon, L.L.C.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE CORE PROPERTIES REIT, INC.
Dated: September 7, 2011	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer